POWER OF ATTORNEY

    We, the undersigned Officers and Managers of Wells Fargo Family Office Fund I, LLC (“100 Fund”), Wells Fargo Family Office Fund FW, LLC  (“FOF FW”) and Wells Fargo Family Office Master Fund, LLC  (“Master Fund”) (collectively, the “Funds”), each a Delaware limited liability company, do hereby severally constitute and appoint each of  Daniel Rauchle, Eileen Alden, and/or Dede Dunegan  to be a true, sufficient and lawful attorney, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements under file no. 811-___ (100 Fund), file no. 811-___ (FOF FW) and file no. 811-___ (Master Fund), and any and all amendments to such Registration Statements, on Form N-2 filed by the Funds with the Securities and Exchange Commission in respect of any class of limited liability company interests and other documents and papers relating thereto.

    IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

SIGNATURES	TITLE	DATE

/s/ Daniel Rauchle	Manager, President	December 7, 2010
Daniel Rauchle

/s/ Eileen Alden	Treasurer	December 7, 2010
Eileen Alden

/s/ Dede Dunegan	Secretary	December 7, 2010
Dede Dunegan

/s/ Dennis Schmal	Manager	December 7, 2010
Dennis Schmal

/s/ Tim Holmes	Manager	December 7, 2010
Tim Holmes